Exhibit 99.1

ALTERNATIVE ASSET MANAGEMENT ACQUISITION CORP. TO ACQUIRE

GREAT AMERICAN GROUP, LLC

One of North America’s Leading Asset Disposition Firms

NEW YORK and WOODLAND HILLS, CA - May 14, 2009 – Alternative Asset Management Acquisition Corp. (NYSE Amex: Units: “AMV.U,” Common Stock: “AMV,” Warrants: “AMV.WS”) (“AAMAC”) and privately-held Great American Group, LLC (“Great American”) today jointly announced that they have entered into an Agreement and Plan of Reorganization (the “Agreement”), pursuant to which Great American will be acquired by Great American Group, Inc., a newly-formed Delaware corporation and wholly-owned subsidiary of AAMAC (“GA”). The transaction is expected to close in July 2009.

AAMAC is a special purpose acquisition company. Great American is a leading provider of asset disposition and valuation and advisory services to a wide range of retail, wholesale and industrial clients, as well as lenders, capital providers and professional service firms. Great American has participated in liquidations and auctions of assets approximating $30 billion since 1995. The senior management of Great American, which has more than 100 years of combined experience in the auction, liquidation and valuation industries, and which is led by Chairman Harvey Yellen and Chief Executive Officer Andrew Gumaer, will serve as senior management of GA following the Acquisition.

Under the terms of the Agreement, GA will acquire AAMAC and Great American through a structured acquisition valued at closing at approximately $305.0 million based upon a fully distributed enterprise value (the “Acquisition”). Following the Acquisition, AAMAC and Great American will be wholly-owned subsidiaries of GA and AAMAC’s common stock, warrants and units will cease trading on the NYSE Amex.

Andrew Gumaer, Great American’s Chief Executive Officer, stated, “Our new position as a public company will provide us with capital to fuel future growth initiatives and will further incentivize our team members and enhance our recruiting efforts. While many people may think of our business as cyclical, it is in fact a growing business in the U.S. and there are a number of opportunities to pursue.”

“Great American has proven through its growth that it has the history, scale, investment and risk management processes, operational infrastructure and capacity to continue to lead in the asset disposition and valuation sectors and to attract the largest and best financial institutions for its appraisal business,” said Michael Levitt, AAMAC’s Chairman. “We were especially attracted by Great American’s strong management team which has demonstrated a proven ability to identify new opportunities and successfully execute on those initiatives to consistently grow the business. We believe this transaction will benefit all parties by enabling Great American to access the public market and further achieve its strategic objectives at an attractive valuation for AAMAC’s public stockholders.” Including the 2009 earnout consideration, GA’s fully distributed enterprise value is estimated at 8.1 times GA’s 2009 EBITDA earnout target of $45 million.

In connection with the Acquisition, the members of Great American (the “Members”) will receive $120.0 million in cash and an aggregate of 12,272,727 shares of GA (the “Stock Consideration”). The Members are also entitled to receive an additional $25.0 million in cash and, together with certain phantom equityholders of Great American, are entitled to receive up to 10.0 million shares of GA’s common stock in the event GA achieves certain EBITDA targets.

The Stock Consideration will be subject to a four-year lock-up period during which 25% of the Stock Consideration will be released on each succeeding anniversary of the closing date of the Acquisition. In addition, 2.5 million shares of the Stock Consideration will be deposited into an escrow account to satisfy any indemnification claims or any shortfalls in Great American’s working capital target, and 2.2 million of such shares will also be subject to recall by GA to the extent of any shortfall in the value of certain inventory, as described in the Agreement.

The initial stockholders of AAMAC have agreed that the 7.5 million shares of GA’s common stock which they will receive in exchange for a like number of shares of AAMAC common stock issued prior to AAMAC’s initial public offering which is currently held in escrow will continue to be subject to the restrictions on disbursements as provided in the escrow agreement entered into by AAMAC’s initial stockholders in connection with AAMAC’s initial public offering. 3.0 million of such shares will be released from escrow on the first anniversary of the closing date of the Acquisition and 4.5 million of such shares will continue to be held in escrow until GA’s achievement of certain EBITDA targets. 2.85 million shares of AAMAC’s common stock owned by AAMAC’s initial stockholders will be cancelled upon the consummation of the Acquisition.

Upon the consummation of the Acquisition, GA’s Board of Directors (the “Board”) will be comprised of seven members. AAMAC will be entitled to designate three directors to the Board, at least two of whom will be independent. Great American will be entitled to designate four directors to the Board, at least two of whom will be independent. It is expected that AAMAC will designate Mark Klein and Michael Levitt to serve as directors of GA, and that Great American will designate Mr. Gumaer and Mr. Yellen to serve as directors of GA.

AAMAC intends to call a special meeting of its stockholders to seek approval of the Acquisition. AAMAC will also call a special meeting of its warrantholders to seek approval of a proposal to amend the agreement governing its outstanding warrants (the “Warrant Agreement”) to permit AAMAC to redeem all of its issued and outstanding warrants for $0.50 per warrant in connection with and upon the consummation of the Acquisition and the related transactions (the “Warrant Redemption”). If the amendment to the Warrant Agreement is not approved and the Warrant Redemption is not consummated, all of AAMAC’s outstanding warrants (including warrants underlying units) will become exercisable for shares of GA common stock following the Acquisition.

In connection with the Acquisition, AAMAC will file with the Securities and Exchange Commission a proxy statement in connection with the special meetings of its stockholders and warrantholders (the “Proxy Statement”) and GA will file with the Securities and Exchange Commission a registration statement on Form S-4 (the “Registration Statement”) to register the securities of GA to be issued to the securityholders of AAMAC. The Proxy Statement and the Registration Statement will include a joint proxy statement/prospectus, which will be sent to the stockholders and warrantholders of AAMAC, seeking their approval of, among other things, the Acquisition and the amendment to the Warrant Agreement. The consummation of the Acquisition is subject to the review and the declaration of effectiveness of the Registration Statement by the Securities and Exchange Commission, the approval of the Acquisition by AAMAC’s stockholders and other customary closing conditions. It is also subject to holders of less than 30% of AAMAC’s shares issued in its initial public offering voting against the transaction and electing to exercise their conversion rights.

GA intends to apply to have its common stock (and, if the Warrant Redemption is not consummated, its warrants and units) trade on the NYSE Amex.

Citigroup Global Markets Inc. and Financo, Inc. have served as financial advisors to AAMAC and Barrington Associates and B. Riley & Co. have served as financial advisors to Great American with respect to the Acquisition. Ellenoff Grossman & Schole LLP is serving as legal counsel for AAMAC. Paul, Hastings, Janofsky & Walker LLP is serving as legal counsel for Great American and Graubard Miller is serving as special counsel to Great American. Hand Baldachin & Amburgey LLP is serving as legal counsel for Financo, Inc.

Additional information regarding Great American, the Acquisition and the related transactions will be available on the Form 8-K to be filed by AAMAC, a copy of which may be obtained without charge, at the Securities and Exchange Commission’s website at http://www.sec.gov. Great American’s website is http://www.greatamerican.com.

About Alternative Asset Management Acquisition Corp.

AAMAC is a blank check company which was formed in 2007 for the purpose of acquiring through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination one or more businesses or assets. AAMAC’s initial public offering was consummated on August 7, 2007 and it received net proceeds of $397,560,377 through the sale of 41.4 million units, including 5.4 million units pursuant to the underwriters’ over-allotment option, at $10.00 per unit. Each unit is comprised of one share of AAMAC common stock and one warrant with an exercise price of $7.50. As of March 31, 2009, AAMAC held $407.6 million (or approximately $9.84 per share) in a trust account maintained by an independent trustee, which will be released upon the consummation of the Acquisition.

About Great American Group, LLC

Great American is a leading provider of asset disposition and valuation and advisory services to a wide range of retail, wholesale and industrial clients, as well as lenders, capital providers and professional service firms. Originally founded in 1973, Great American was organized as a limited liability company in 2002.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding AAMAC, Great American, and GA’s business after completion of the proposed transactions. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, which are based upon the current beliefs and expectations of the management of AAMAC and Great American, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: changing interpretations of generally accepted accounting principles, continued compliance with government regulations, changing legislation or regulatory environments, requirements or changes affecting the business in which Great American is, and GA will be, engaged, management of rapid growth, intensity of competition, general economic conditions, as well as other relevant risks detailed in AAMAC’s filings with the Securities and Exchange Commission and the filings to be made by GA with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. None of AAMAC, Great American or GA assumes any obligation to update the information contained in this release.

Additional Information and Where to Find It

This press release is being made pursuant to and in compliance with Rules 145, 165 and 425 of the Securities Act of 1933, as amended, and does not constitute an offer of any securities for sale or a solicitation of an offer to buy any securities. AAMAC, Great American, GA and their respective directors and officers may be deemed to be participants in the solicitation of proxies for the special meetings of AAMAC’s stockholders and AAMAC’s warrantholders to be held to approve the transactions described herein. The underwriters of AAMAC’s initial public offering may provide assistance to AAMAC, Great American, GA and their respective directors and executive officers, and may be deemed to be participants in the solicitation of proxies. A substantial portion of the underwriters’ fees relating to AAMAC’s initial public offering were deferred pending stockholder approval of AAMAC’s initial business combination, and stockholders are advised that the underwriters have a financial interest in the successful outcome of the proxy solicitation. In connection with the proposed Acquisition and amendment to the Warrant Agreement, AAMAC will file with the Securities and Exchange Commission a preliminary proxy statement/prospectus and a definitive proxy statement/prospectus. AAMAC’s stockholders and warrantholders are advised to read, when available, the proxy statement/prospectus and other documents filed with the Securities and Exchange Commission in connection with the solicitation of proxies for the special meeting because these documents will contain important information. The definitive proxy statement/prospectus will be mailed to AAMAC’s stockholders and warrantholders as of a record date to be established for voting on the Acquisition and the amendment to the Warrant Agreement. AAMAC’s stockholders and warrantholders will also be able to obtain a copy of the proxy statement/prospectus, without charge, by directing a request to: Alternative Asset Management Acquisition Corp., 590 Madison Avenue, 35th Floor, New York, New York 10022. The preliminary proxy statement/prospectus and definitive proxy statement/prospectus, once available, can also be obtained, without charge, at the Securities and Exchange Commission’s website at http://www.sec.gov.

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Contacts:

Alternative Asset Management Acquisition Corp.

Contact: Chris Tofalli

Chris Tofalli Public Relations, LLC

(914) 834-4334

chris@tofallipr.com

Great American Group, LLC

Contact: Laura Wayman

847-444-1400 ext 312

lwayman@greatamerican.com